EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 31, 2016, on the consolidated financial statements of Duos Technologies Group, Inc. and Subsidiaries, as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, included herein on the registration statement of Duos Technologies Group, Inc. and Subsidiaries on Form S-1 and to the reference to our firm under the heading “Experts” in the prospectus.

SALBERG & COMPANY, P.A.

/s/ Salberg & Company, P.A.

Boca Raton, Florida

January 20, 2017